Exhibit 10.1.e

First Amendment to Guaranty

          This First Amendment to Guaranty (the "First Amendment") is made and entered into as of July 29, 2003, by and between Great Plains Energy Incorporated (the "Guarantor") and El Paso Merchant Energy, L.P. (the "Creditor"), and, each a "Party" and collectively the "Parties".

          Witnesseth:

          Whereas, Guarantor issued a certain guaranty dated as of June 30, 2003 in favor of Creditor (the "Guaranty") relating to certain agreements or contracts between Strategic Energy, L.L.C. and the Creditor, and

          Whereas, the Parties wish to amend the Guaranty as set forth below.

          Therefore, in consideration of the premises and of the mutual agreements herein contained, the receipt and sufficiency of which is acknowledged by Guarantor and Creditor, the Parties agree as follows:

          Section 1. Amendment of Section 11(b). Section 11(b) of the Guaranty is hereby amended in its entirety to read as follows:

"(b)     Guarantor's aggregate liability to Creditor under this Guaranty is limited to and shall not exceed Sixteen Million Dollars ($16,000,000)."

          Section 2. General. This First Amendment shall be effective as of the date first above written. Except as specifically amended herein, the Guaranty shall remain in full force and effect in accordance with its terms, and the Guaranty, as amended hereby, is hereby ratified and confirmed.

          In witness whereof, the Parties have signed this First Amendment as of the date first written above.

Great Plains Energy Incorporated

/s/Andrea F. Bielsker
Andrea F. Bielsker
Senior Vice President - Finance, Chief
Financial Officer and Treasurer

El Paso Merchant Energy, L.P.

By:_______________________________
Name:_____________________________
Title:______________________________